EXHIBIT 1.1
Form of Underwriting Agreement
[                    ] Agency-Security Pass-Through Certificates, Series [     ]
Class [     ] and Class [     ]
UNDERWRITING AGREEMENT
[        ] [     ], [        ]
[UNDERWRITER]
[ADDRESS]
Ladies and Gentlemen:
     Commerce Street Pantheon Mortgage Asset Securitizations LLC (the “Company”), proposes to [sell to] [offer and sell through] [        ] (the “Underwriter”), [and other broker-dealers (collectively, the “Selected Dealers”)], [up to] $[     ] aggregate original principal amount of] [     ] Agency-Security Pass-Through Certificates, Series [        ] in the classes, in the respective original principal amounts, and with the designations set forth in Schedule I hereto (the “Offered Certificates”). Only the Offered Certificates are being [purchased by] [offered and sold through] the Underwriter [and the Selected Dealers] hereunder. [The minimum amount of each class of Offered Certificates being offered and sold hereunder is set froth in Schedule I hereto. The maximum amount of each class of Offered Certificates being offered and sold hereunder is set forth Schedule I hereto.]
     The Offered Certificates, together with the Class [     ] Certificates (the “Non-Offered Certificates” and, together with the Offered Certificates, the “Certificates”), will be issued by the trust identified in, and pursuant to the Deposit Trust Agreement dated as of [        ] [     ], [        ], (the “Deposit Trust Agreement”) among the Company, as depositor (the “Depositor”), [        ], as securities administrator (the “Securities Administrator”), and [        ], as trustee (the “Trustee”).
     Each Certificate will evidence the holder’s beneficial ownership in the trust created and governed pursuant to the Deposit Trust Agreement (the “Trust”), and consisting primarily of Ginnie Mae guaranteed mortgage pass-through certificates having the characteristics described in the Preliminary Prospectus Supplement. The Offered Certificates are described more fully in Schedule I hereto and in the Final Prospectus Supplement furnished to the Underwriter by the Company and referred to below.
     Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Deposit Trust Agreement.
     1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter that:
     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto) for the registration of securities, issuable in series under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement was declared effective on the date set forth in Schedule I hereto. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder (“the Regulations”). Copies of such registration statement have been delivered by the Company to the Underwriter. Such registration statement, as of its effective date, and each amendment thereto to the date of this agreement, as of its effective date, including all exhibits thereto, is hereinafter called the

“Registration Statement”. The Company proposes to prepare and file with the Commission pursuant to Rule 424 under the 1933 Act a final prospectus dated [        ] [     ], [        ] (the “Base Prospectus”), a preliminary prospectus supplement dated [        ] [     ], [     ], relating to the Offered Certificates (collectively, the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated [        ] [     ], [        ], relating to the Offered Certificates (collectively, the “Final Prospectus Supplement”). The Base Prospectus and the Preliminary Prospectus Supplement relating to the Offered Certificates in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the “Preliminary Prospectus,” and the Base Prospectus and the Final Prospectus Supplement relating to the Offered Certificates in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the “Final Prospectus.” Each of the Preliminary Prospectus and the Final Prospectus is referred to herein as a “Prospectus.” References made herein to a Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such Prospectus, and any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”) after the date of the Final Prospectus and incorporated by reference in the Final Prospectus, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date that is incorporated by reference in the Registration Statement.
     (b) (i) The Registration Statement, the Preliminary Prospectus and the Final Prospectus conform, and any further amendments or supplements to the Registration Statement or the Final Prospectus will conform when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the 1933 Act and the Regulations thereunder, (ii) the Registration Statement, as of the applicable effective date as to each part of the Registration Statement, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) the Preliminary Prospectus, as of its date, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to (x) information omitted from the Preliminary Prospectus but included in the Final Prospectus or (y) information contained in or omitted from the Registration Statement or either Prospectus in reliance upon and in conformity with written information furnished to the Company in writing by [        ] expressly for use therein, as specified in Exhibit A hereto (the “Underwriter’s Information”) and (iv) the Final Prospectus, as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements contained in or omitted from the Registration Statement or the Final Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with the Underwriter’s Information.
     (c) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Texas, has full power and authority (limited liability company and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Deposit Trust Agreement[, and the Escrow Agreement dated as of [        ] [     ], [        ], (the “Escrow Agreement”) between the Company and the escrow agent named therein (the “Escrow Agent”)].
     (d) As of the date hereof, as of the date on which each Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Preliminary Prospectus or the Final Prospectus is filed with the Commission, and as of the Closing Date, there has not been and will not have been (i) any request by the Commission for any further amendment to the Registration Statement, the Preliminary Prospectus or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.
     (e) This Agreement has been duly authorized, executed and delivered by the Company.
     (f) Each of the Deposit Trust Agreement [and the Escrow Agreement] (collectively, the “Other Agreements”)], when executed and delivered as contemplated thereby, will have been duly authorized, executed and delivered by the Company; and [the Deposit Trust Agreement] [each of the Other Agreements], when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (iii) with respect to any rights of indemnity under the limitations of public policy under applicable securities laws.
     (g) As of the Closing Date, the Offered Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Deposit Trust Agreement and delivered to the Underwriter for the account of the Underwriter against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Deposit Trust Agreement. The Offered Certificates will be “mortgage related securities,” as such term is defined in the singular in the 1934 Act.
     (h) The Company is not in violation of its certificate of formation or limited liability company agreement or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company. None of (i) the issuance and sale of the Offered Certificates, (ii) the execution and delivery by the Company of this Agreement and [the Deposit Trust Agreement] [the Other Agreements], (iii) the consummation by the Company of any of the transactions herein or therein contemplated, and (iv) the compliance by the Company with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of formation or limited liability company agreement of the Company or conflict with, result in a material breach, violation or acceleration of, or constitute a material default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement and [the Deposit Trust Agreement] [the Other Agreements] or (ii) the business, operations, financial condition, properties or assets of the Company.
     (i) There are no actions or proceedings against, or investigations of, the Company pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, [the Deposit Trust Agreement] [the Other Agreements] or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and [the Deposit Trust Agreement] [the Other Agreements], (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, [the Deposit Trust Agreement] [the Other Agreements] or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Final Prospectus.
     (j) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and [the Deposit Trust Agreement] [the Other Agreements] or the execution, delivery and sale of the Certificates have been or will be paid on or prior to the Closing Date.
     (k) Immediately prior to the assignment of the Agency Securities to the Trust as contemplated by the Deposit Trust Agreement, the Company (i) had good title to, and was the sole owner of, each of the Agency Securities free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, “Liens”), (ii) had not assigned to any Person any of its right, title or interest in and to such Agency Securities or in the Deposit Trust Agreement and (iii) will have the power and authority to sell such Agency Securities to the Trust, and upon the execution and delivery of the Deposit Trust Agreement by the Trustee, the Trust will have acquired all of the Company’s right, title and interest in and to the Agency Securities.
     (l) Neither the Company nor the Trust is, and neither the issuance and sale of the Certificates nor the activities of the Trust pursuant to the Deposit Trust Agreement will cause the Company or the Trust to be, an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (m) As of [        ] [     ], [        ], the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.
     2. Purchase and Sale.
     [Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell the Offered Certificates to the Underwriter, and the Underwriter agrees to purchase, from the Company, the Offered Certificates in the respective principal amounts of the Classes of Offered Certificates set forth in Schedule I hereto at the respective purchase prices set forth therein (plus accrued interest, if applicable); provided, however , that the purchase prices set forth in Schedule I hereto may be replaced with updated purchase prices specified in a purchase price adjustment letter to be delivered by the Underwriter to the Depositor at or prior to the Closing Date.]
     [(a) The Company hereby appoints the Underwriter as its agent from the date of this Agreement to the Closing Date to complete the offering of the minimum amount of each class of Offered Certificates as set forth in Schedule I. The Underwriter, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, accepts such appointment and agrees to use its best efforts to find purchasers for the Offered Certificates on the terms contemplated by this Agreement. “Best efforts” as used in this Agreement in connection with the Underwriter shall mean that effort which would be employed by a reasonably diligent broker-dealer in the position of the Underwriter. The price at which the Underwriter shall sell the Offered Certificates, as agent for the Company, shall be as set forth in Schedule I hereto, and the Company shall pay the Underwriter a commission of [     ] percent ([     ]%) of the offering price for each Offered Certificate sold and other such other compensation as is set forth in Schedule I hereto [(including any non-accountable expense allowance set forth in Schedule I hereto)]. Anything to the contrary herein notwithstanding, the underwriting compensation set forth in this Agreement and any non-accountable expense allowance provided for in Schedule I hereto shall not be payable to the Underwriter on any Certificates directly placed by the Company.]
     [(b) The Company and the Underwriter agree that unless minimum stated principal amount for each class of Offered Certificates set forth in Schedule I hereto (collectively, the “Minimum Offering”) is subscribed for on or before the Closing Date, the agency between the Company and the Underwriter will terminate and the offering of the Offered Certificates will automatically terminate. In the event the Minimum Offering is not consummated by the Closing Date, the full proceeds that have been paid for the Offered Certificates shall be returned to the purchasers within ten (10) business days as described below.]
     [(c) The Company and the Escrow Agent have entered into the Escrow Agreement and the Company has set up an escrow account with the Escrow Agent (the “Escrow Account”). During the period of that the Offered Certificates are offered, payment for Certificates shall be in clearing house funds, and the Underwriter [and the Selected Dealers] shall request that all checks and other orders in payment for the Certificates be made payable to the order of “[     ], Escrow Agent FBO Commerce Street Pantheon Mortgage Asset Securitizations LLC Agency-Security Pass-Through Certificates, Series [     ] Subscribers”. Such funds, checks and orders shall be transmitted by the Underwriter and the Selected Dealers to the

Escrow Account in accordance with rule 15c2-4 of 1934 Act but in any event not later than noon of the next business day following receipt. [The Selected Dealers’ Agreements will provide that such Selected Dealer will (i) forward any funds, checks and orders to the Escrow Account in accordance with rule 15c2-4 of 1934 Act but in any event not later than noon of the next business date following receipt and (ii) forward copies of the subscription documents, checks, transmittal documents to the Escrow Agent and any related correspondence to the Underwriter at such time as the related transmittal to the Escrow Agent.] Funds may be wired to the Escrow Account via the Escrow Agent pursuant to the wire instructions transmitted to the purchasers. [The Underwriter agrees that it will only utilize the services of a Selected Dealer in states in which the Underwriter is not registered as a broker-dealer] [and will supervise each transaction in which a Selected Dealer participates so as to insure compliance with the respective Selected Dealers’ Agreements.]
     [(d) The Underwriter will at the time of transmittal of a check to the Escrow Agent deliver a copy of each subscription agreement received by it to the executive offices of the Company, to the attention of the Company’s Chief Accounting Officer. In accordance with the requirements of Rules 15c2-4 and 10b-9 of the 1934 Act, in the event that the Minimum Offering amount is not met, the funds paid into the Escrow Account shall be returned to each individual subscriber within ten (10) business days by the Escrow Agent, and not returned to the Underwriter nor the Company for delivery to such subscribers. Any pro rata interest on the escrowed funds shall not be paid to the Underwriter, but shall be paid to the subscribers on a pro rata basis.]
     [(e) Promptly after the Closing Date, the Underwriter shall supply the Company with all information required from the Underwriter as the Company may request to be supplied to the securities commissions of such states in which the Offered Certificates have been qualified for sale or such other regulatory or reporting agencies as may be required.]
     [(f) In offering the Offered Certificates for sale, the Underwriter shall offer the Offered Certificates solely as an agent for the Company, and such offer shall be made upon the terms and subject to the conditions set forth in the Registration Statement and the Prospectus. The Underwriter shall commence making such offer as an agent for the Company upon the Effective Date.]
     [(g) The Underwriter may invite FINRA registered Selected Dealers selected by it to offer and sell the Offered Certificates for the account of the Company pursuant to a form of Selected Dealers Agreement, pursuant to which the Underwriter may allow such concession (out of its underwriting commission) as it may determine, within the limits set forth in the Registration Statement and the Prospectus, and all such sales by Selected Dealers shall be as agents for the accounts of their customers. The Company shall have no obligation with respect to the payment or reimbursement of any Selected Dealer. On each sale of any of the Offered Certificates by Selected Dealers, the Underwriter shall require the Selected Dealer offering any Offered Certificates to agree to offer the Offered Certificates on the terms and conditions of the offering set forth in the Preliminary Prospectus and the Final Prospectus.]
     [(h) Notwithstanding anything to the contrary express or implied in this Agreement, and for the avoidance of doubt, the Company reserves the right to reject any prospective subscriber, regardless of any determination of such prospective subscriber’s suitability.]
     3. Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made at the offices of                                          at 10:00 a.m. (                     time), on the date specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Underwriter shall designate), which date and time may be changed by agreement between the Underwriter and the Company or as provided herein (such date and time of delivery and payment for the Offered Certificates being herein called the “Closing Date “). Delivery of the Offered Certificates shall be made to the Underwriter, against payment by the Underwriter of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and the Underwriter. The Offered Certificates to be so delivered shall be in definitive fully registered form, unless otherwise agreed, in such denominations and registered in such names as the Underwriter may have requested in writing not less than two full business days in advance of the Closing Date.

     The Company agrees to have the Offered Certificates available for inspection, checking and packaging by the Underwriter in the Borough of Manhattan in The City of New York, not later than 10:00 a.m. on the business day prior to the Closing Date.
     4. Offering of the Offered Certificates. It is understood that the Underwriter proposes to offer the Offered Certificates for sale to the public as set forth in the Final Prospectus.
     5. Covenants of the Company. The Company covenants and agrees with the Underwriter that:
     (a) The Company will prepare the Preliminary Prospectus and the Final Prospectus setting forth the amount of Offered Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the expected proceeds to the Company from the sale of the Offered Certificates, and such other information as the Underwriter and the Company may deem appropriate in connection with the offering of the Offered Certificates. The Company promptly will advise the Underwriter or the Underwriter’s counsel (i) when the Preliminary Prospectus and Final Prospectus shall each have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective or any further supplement to the Final Prospectus shall have been filed with the Commission, (iii) of any proposal or request to amend or supplement the Registration Statement, the Base Prospectus or the Final Prospectus or any request by the Commission for any additional information, (iv) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or post-effective amendment thereto or the institution or threatening of any proceeding for that purpose, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose, (vii) of the occurrence of any event that would cause the Registration Statement, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or the occurrence of an event that would cause the Final Prospectus, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will cause the Preliminary Prospectus and the Final Prospectus to each be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act or will cause the Preliminary Prospectus and the Final Prospectus to each be filed with the Commission pursuant to said Rule 424.
     (b) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the 1933 Act or the Regulations, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.
     (c) The Company will furnish to the Underwriter and the Underwriter’s counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and so long as delivery of a prospectus by an Underwriter may be required by the 1933 Act, as many copies of the Preliminary Prospectus and the Final Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request.
     (d) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however , that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.
     (e) The Company will pay or cause to be paid all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Deposit Trust Agreement and the Certificates; the fees, costs and expenses of the Trustee and the Securities Administrator (to the extent required under the Deposit Trust Agreement, and except to the extent that another party is obligated to pay such amounts thereunder); the fees and disbursements of accountants for the Company; the costs and expenses in connection with the qualification or exemption of the Offered Certificates under state securities or “blue sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Offered Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, the preparation and production of this Agreement and the delivery to the Underwriter of such copies of each Preliminary Prospectus and Final Prospectus as the Underwriter may reasonably request; and the fees of the Rating Agency (as defined in Section 8 hereof).
     (g) The Company will enter into [the Deposit Trust Agreement] [the Other Agreements] on or prior to the Closing Date.
     (h) The Company will file with the Commission within fifteen days after the issuance of the Offered Certificates a current report on Form 8-K setting forth specific information concerning the Offered Certificates and the Agency Securities to the extent that such information is not set forth in the Final Prospectus. To the extent the Underwriter have complied with the terms of Section 6 and Section 7 hereof, the Company will file with the Commission any Free Writing Prospectus (as defined herein) delivered to investors in accordance with Section 6 and Section 7 as the Company is required under the Regulations, and shall do so within the applicable period of time prescribed by the Regulations.
     6. Representations, Warranties and Covenants of The Underwriter. The Underwriter represents, warrants, covenants and agrees with, the Company that:
     (a) It has not provided and will not provide to[, and it shall not permit any Selected Dealer to provide to,] any potential investor any information that would constitute “issuer information” within the meaning of Rule 433(h) under the 1933 Act.
     (b) In disseminating information to potential investors, it has complied and will continue to comply fully with[, and it shall cause each Selected Dealer to fully comply with,] the Regulations, including but not limited to Rules 164 and 433 under the 1933 Act and the requirements thereunder for filing and retention of free writing prospectuses.
     (c) It has not disseminated and will not disseminate[, and it shall not permit any Selected Dealer to disseminate,] any information relating to the Offered Certificates in reliance on Rule 167 or 426 under the 1933 Act.
     (d) It has not disseminated and will not disseminate[, and it shall not permit any Selected Dealer to disseminate,] any information relating to the Offered Certificates in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the 1933 Act.
     (e) Each Free Writing Prospectus disseminated by the Underwriter [or any Selected Dealer] bore or will bear the applicable legends required under this Agreement, and no Free Writing Prospectus disseminated by the Underwriter [or any Selected Dealer] bore or will bear any legend proscribed under this Agreement.
     (f) Prior to entering into any Contract of Sale, the Underwriter [and each Selected Dealer, as applicable] shall convey the Preliminary Prospectus to each prospective investor. The Underwriter shall maintain[, and shall cause each Selected Dealer to maintain] sufficient records to document its conveyance of the Preliminary Prospectus to each potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Regulations. The Underwriter shall[, and the Underwriter shall cause each Selected Dealer to,] offer the Offered Certificates in accordance with (i) the then current Registration Statement, the Preliminary Prospectus and the Final Prospectus, [(ii) a subscription agreement in form and substance acceptable to the Company,] and (iii) the Deposit Trust Agreement.
     (g) Each confirmation of sale with respect to Offered Certificates delivered by the Underwriter [or any Selected Dealer] shall, if such confirmation of sale is not preceded or accompanied by delivery of the Final Prospectus, include a legend to the following effect in compliance with Rule 173 under the Securities Act:
     Rule 173 notice: This security was sold pursuant to an effective registration statement that is on file with the SEC. You may request a copy of the final prospectus at www.sec.gov, or by calling (202) 551-8090.
     (h) The Underwriter is registered as a broker-dealer with the Commission, is registered to the extent registration is required with the appropriate governmental agency in each state in which it intends to offer or sell the Offered Certificates, and is a member is good standing of FINRA and the Underwriter will maintain such registrations, qualifications and memberships in good standing throughout the term of the offering of the Offered Certificates. The Underwriter and its representatives and employees have all required licenses and registrations to act under this Agreement and, for the duration of the offering of the Offered Certificates, will cause it and all such representatives and employees to maintain such licenses and registrations in full force and effect.
     (i) To the knowledge of the Underwriter, no action or proceeding is pending against the Underwriter or any of its officers or directors concerning the Underwriter’s activities as a broker or dealer or otherwise that would affect the Company’s offering and sale of the Offered Certificates.
     (j) The Underwriter, in connection with the offer and sale of the Offered Certificates and in the performance of its duties and obligations under this Agreement, agrees to comply with all applicable federal laws; the laws of the states or other jurisdictions in which the Offered Certificates are offered and sold; and the Regulations and current written interpretations and policies of the FINRA.
     (k) The Underwriter is a [     ] duly organized, validly existing and in good standing under the laws of the state of [     ] with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Underwriter and is a valid agreement on the part of the Underwriter. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the charter documents of the Underwriter or any indenture, agreement or other instrument to which the Underwriter is a party or violate any order directed to the Underwriter of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Underwriter or its affiliates.
     (l) No person acting by, through or under the Underwriter will be entitled to receive from the

Underwriter or from the Company finder’s fees or similar payments, except as set forth in this Agreement.
     (m) The Underwriter will, reasonably promptly after the Closing Date, supply the Company with all information required from the Underwriter and such additional information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Offered Certificates have been qualified for sale.
     [(o) The Underwriter will use its best efforts to (i) sell the Offered Certificates; (ii) to become qualified in every state in which the Company receives a subscription and/or retain the services of a Selected Dealer registered as a broker dealer in such state; and (iii) provide back office support for the offering of the Offered Certificates. The Underwriter agrees that it will not, other than for the offering of the Offered Certificates, make any use of the Company’s data base which is being delivered to the Underwriter by the Company to facilitate the sale of the Offered Certificates. The Underwriter further represents that it will, in its Selected Dealers’ Agreements provide for such representations of confidentiality from each Selected Dealer.]
     [(p) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Certificates to the public in that Relevant Member State at any time:]
     [(1) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;]
     [(2) to any legal entity which has two or more of (x) an average of at least 250 employees during the last financial year; (y) a total balance sheet of more than €43,000,000 and (z) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or]
     [(3) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.]
[For the purposes of this Section, the expression an “offer of Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.]
     [(q) The Underwriter shall not represent or imply that the Trustee, the Securities Administrator or the Escrow Agent has investigated the desirability or advisability of any investment in the Trust or the Certificates, or has approved, endorsed or passed upon the merits of the Trust or the Certificates.]
     [(r) The Underwriter shall[, and shall cause each Selected Dealer to,] determine whether the Offered Certificates are suitable investments for any particular investor or subscriber in accordance with its obligations under FINRA rules and any other applicable laws and regulations. The Underwriter shall[, and shall cause each Selected Dealer to,] [(i) offer the Offered certificates only to prospective investors who meet the financial qualifications set forth in the Preliminary Prospectus and the Final Prospectus, (ii) make offers only to prospective investors in the states in which it is advised in writing that the Offered Certificates are registered or qualified for sale or that such registration or qualification is not required, and (iii)] comply with all applicable rules and regulations relating to suitability of investors [set forth in the Preliminary Prospectus and the Final Prospectus] and under FINRA rules.
     7. Offering Procedures.
     (a) The following terms have the specified meanings for purposes of this Agreement:
     (i) “Contract of Sale” has the same meaning as the term “contract of sale” as used in Rule 159 under the 1933 Act.
     (ii) “Derived Information” means any information regarding the Offered Certificates as is disseminated by the Underwriter [or any Selected Dealer] to a potential investor, which information is prepared on the basis of or derived from, but does not include, (A) Issuer Information, (B) information contained in the Registration Statement, either Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Offered Certificates that is disseminated by the Underwriter [or any Selected Dealer] to a potential investor) or (C) Pool Information.
     (iii) “Free Writing Prospectus” means any information relating to the Offered Certificates disseminated by the Company or any Underwriter [or Selected Dealer] that constitutes a “free writing prospectus” within the meaning of Rule 405 under the 1933 Act.
     (iv) “Issuer Information” means any information provided in writing by the Depositor to the Underwriter [or any Selected Dealer] specifically for dissemination to potential investors.
     (b) Neither the Company nor any Underwriter will[, and the Underwriter shall not permit any [or Selected Dealer to,] disseminate to any potential investor any information relating to the Offered Certificates that constitutes a “written communication” within the meaning of Rule 405 under the 1933 Act, other a Prospectus and, in the case of the Underwriter [or any Selected Dealer], Derived Information, unless (i) if the Underwriter [or any Selected Dealer] seeks to disseminate such information, such Underwriter [and Selected Dealer] [has] [have] obtained the prior consent of the Company, or (ii) if the Company seeks to disseminate such information, the Company has obtained the prior consent of the Underwriter.
     The Underwriter [or any Selected Dealer] may convey Derived Information to a potential investor prior to entering into a Contract of Sale with such investor; provided, however , that Derived Information shall not be distributed in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act. The Underwriter shall[,and shall cause each Selected Dealer to] maintain records of any conveyance of Derived Information to potential or actual investors and shall maintain such records as required by the Regulations.
     Neither the Company nor the Underwriter shall[, and the Underwriter shall not permit any Selected Dealer to,] disseminate or file with the Commission any information relating to the Offered Certificates in reliance on Rule 167 or 426 under the 1933 Act. The Underwriter shall not[, and shall not permit any Selected Dealer to,] disseminate any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the 1933 Act.
     (c) Each Free Writing Prospectus shall bear the applicable legends specified in Exhibit B-1 hereto, and may bear the applicable legends specified in Exhibit B-2 hereto. A Free Writing Prospectus shall not include any legend of a type specified in Exhibit B-3 hereto.
     (d) The Underwriter shall deliver to the Company and its counsel a copy, in electronic form,

of each Free Writing Prospectus disseminated by the Underwriter [or any Selected Dealer] that is required to be filed with the Commission, not later than two business days prior to the date on which such Free Writing Prospectus is required under the Regulations to be so filed.
     8. Conditions to the Purchase of the Offered Certificates. The obligations of the Underwriter hereunder [to purchase the Offered Certificates] [to act as agent of the Company hereunder and to find purchasers for the Certificates] shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.
     (b) The Company shall have delivered to the Underwriter a certificate of the Company, signed by an authorized manager or officer of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened, and (iv) nothing has come to the attention of the signer hereof on behalf of the Company that would lead said signer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) The Underwriter shall have received from [        ], Counsel for the Company, one or more favorable opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter as to various matters related to the Company and the formation of the Trust.
     (d) The Underwriter shall receive from [        ], certified public accountants, one or more letters, dated the date on which each of the Preliminary Prospectus Supplement and Final Prospectus Supplement is dated and printed and satisfactory in form and substance to the Underwriter and the Underwriter’s counsel, to the effect that such accountants have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, as applicable, under the caption “                              ” agrees with the general accounting records of            or the Company, as applicable.
     (e) The Underwriter shall have received from each of [        ] (“[        ]”) and [        ] (“[        ]”) (each, a “Rating Agency” and collectively, the “Rating Agencies”) a rating letter assigning to the Offered Certificates the ratings indicated in Schedule I hereto, none of which ratings shall have been withdrawn.
     (f) [The Underwriter shall have received from counsel for the Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and the Underwriter’s counsel, to the effect that the Deposit Trust Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Trustee.] [Reserved.]

     (g) [The Underwriter shall have received from counsel for the Securities Administrator a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and the Underwriter’s counsel, to the effect that the Deposit Trust Agreement has been duly authorized, executed and delivered by the Securities Administrator and constitutes the legal, valid, binding and enforceable agreement of the Securities Administrator, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Securities Administrator.] [Reserved.]
     (h) [The Underwriter and the Company shall have received the negative assurance letter of [        ] with respect to each Prospectus.] [Reserved.]
     (i) [With respect to each class of Offered Certificates, the Company shall have accepted subscriptions for the purchase of such Offered Certificates that, when aggregated, are not less than the minimum stated principal amount for such class of Offered Certificates set forth in Schedule I hereto.] [Reserved.]
     (j) The Underwriter shall have received such further information, certificates, documents and opinions as it may reasonably have requested not less than three business days prior to the Closing Date.
     [(k) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriter and the Underwriter’s counsel, and the Underwriter and such counsel shall have received such information, certificates and documents as it or they may have reasonably requested.]
     If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and the Underwriter’s counsel, this Agreement and all the obligations of the Underwriter hereunder may be canceled by the Underwriter at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission confirmed in writing.
     9. Indemnification and Contribution. The Company agrees with the Underwriter that:
     (a) The Company will indemnify and hold harmless the Underwriter[, Selected Dealers] and each Person who controls the Underwriter [or any Selected Dealer] within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which the Underwriter [or such Selected Dealer] may become subject under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (w) any Derived Information disseminated by the Underwriter [or such Selected Dealer], (x) any information, other than Derived Information, in any Prospectus disseminated by the Underwriter [or such Selected Dealer], (y) the Registration Statement or in any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Preliminary Prospectus or the Final Prospectus, or the omission or alleged omission to state in the Base Prospectus, the Preliminary Prospectus or the Final Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and agrees to reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however , that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with (A) the information in each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement contained under the headings [        ] or (B) written information furnished to the Company as herein stated by the Underwriter specifically for use in connection with the preparation thereof and in any Free Writing Prospectus other than a misstatement or omission arising from a misstatement or omission in the information provided by the Company concerning the assets of the Trust (such information, the “Company Provided Information”), and (ii) such indemnity with respect to the Base Prospectus or the Preliminary Prospectus shall not inure to the Underwriter [or any Selected Dealer] or any Person controlling the Underwriter [or such Selected Dealer] from which the Person asserting any such loss, claim, damage or liability purchased the Offered Certificates that are the subject thereof, if such Person did not receive a copy of the Final Prospectus at or prior to the confirmation of the sale of such Offered Certificates to such Person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Base Prospectus or in any such Preliminary Prospectus was corrected in the Final Prospectus. This indemnity will be in addition to any liability that the Company may otherwise have.
     (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information furnished to the Company as herein stated by the Underwriter specifically for use in connection with the preparation of the documents referred to in the foregoing indemnity or in any Free Writing Prospectus except to the extent that such misstatement or omission arises from a misstatement or omission in the Company Provided Information. This indemnity will be in addition to any liability that the Underwriter may otherwise have. The Company and the Underwriter acknowledges that the Underwriter Information constitutes the only information furnished in writing by the Underwriter for inclusion in the documents referred to in the foregoing indemnity, and the Underwriter confirms that such statements are correct.
     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however , that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter in the case of paragraph (a) of this Section 9), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

     (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to an indemnified party under this Section 9, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate option due losses, claims, damages and liabilities referred to in paragraph (a) or (b) above, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Certificates or, if the allocation referred to above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; provided, however , that the Underwriter shall not be responsible for more than the amount of its underwriting discounts and commissions; and provided, further , that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, a Person, if any, that controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as does the Underwriter and each Person, if any, that controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).
     10. Termination.
     (a) This Agreement shall be subject to termination in the Underwriter’s absolute discretion, by notice given to the Company prior to delivery of and payment for the Offered Certificates, if, prior to such time, (i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Underwriter’s reasonable judgment, impracticable to market the Offered Certificates on the terms specified herein.
     (b) If the sale of the Offered Certificates shall not be consummated because any condition to the obligations of the Underwriter set forth in Section 8 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of the default of the Underwriter, the Company shall reimburse the Underwriter for the reasonable fees and expenses of the Underwriter’s counsel and for such other out-of-pocket expenses as shall have been incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Offered Certificates, and upon demand the Company shall pay the full amount thereof to the Underwriter.
     (c) This Agreement will survive delivery of and payment for the Offered Certificates. The provisions of Section 6, Section 9 and this Section 10(c) shall survive the termination or cancellation of this Agreement.
     11. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Offered Certificates pursuant to this Agreement, including the determination of the public offering price of the Offered Certificates and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Underwriter, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) except as otherwise provided in this

Agreement, the Underwriter has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of an agency or fiduciary duty not set forth in this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or transmitted by facsimile and confirmed to [        ], [        ], attention: [        ]; and if sent to the Company, will be mailed, delivered or transmitted by facsimile and confirmed to it at [        ], attention: [        ].
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 9, and their successors and assigns, and no other Person will have any right or obligation hereunder.
     14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the general obligations law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.
     If the foregoing is in accordance with the Underwriter’s understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and the Underwriter’s acceptance shall represent a binding agreement between the Company and the Underwriter.

Very truly yours, Commerce Street Pantheon Mortgage Asset Securitizations LLC
By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. [ ]
By:
Name:
Title:

SCHEDULE I
Underwriting Agreement dated [     ] [   ], [     ].
As used in this Agreement, the term “Registration Statement” refers to the Registration Statement on Form S-3, File No. 333-157976.
Effective Date of Registration Statement: [     ] [   ], [     ]
Closing Date: [     ] [   ], [     ].
Title, Purchase Price and Description of Offered Certificates:
     [     ] Agency-Security Pass-Through Certificates, Series [     ], Classes designated below: 1

					[Minimum	[Maximum
	Original Class			Rating Agency	Stated	Stated
	Certificate	Pass-Through		&	Principal	Principal	[Offering
Class	Principal Balance	Rate		Rating	Amount]	Amount]	Price]
Class [ ]	$ [ ]	[ ]	%		$ [ ]	$ [ ]
Class [ ]	$ [ ]	[ ]	%		$ [ ]	$ [ ]

[1]	Other Certificates issued pursuant to the Deposit Trust Agreement: [ ] Agency-Security Pass-Through Certificates, Series [ ], Class [ ] and Class [ ] Certificates.
[Format for firm commitment underwriting]

		Original Class			Rating Agency
		Certificate	Pass-Through		&	Purchase
Underwriter	Class	Principal Balance	Rate		Rating	Price
[Name]	Class [ ]	$ [ ]	[ ]	%	[ ] %	[ ]	%
[Name]	Class [ ]	$ [ ]	[ ]	%	[ ] %	[ ]	%

[1]	Other Certificates issued pursuant to the Deposit Trust Agreement: [ ] Agency-Security Pass-Through Certificates, Series [ ], Class [ ] and Class [ ] Certificates.
     [The Company shall reimburse the Underwriter for its expenses and overhead related to the Offering in the form of a non-accountable expense allowance in an amount equal to [     ] percent ([   ]%) of the total proceeds realized from the sale of the Offered Certificates pursuant to this Agreement, but shall not include the following, all of which will be paid by the Company: (i) all costs and expenses incident to the issuance and delivery of the Offered Certificates including all expenses and fees incident to the Registration Statement and the “COBRA” filing with FINRA; (ii) the costs and counsel fees for qualification of the Offered Certificates, if requested by the Company, under state securities laws, if any; (iii) the Company’s accountant’s and auditor’s fees and expenses incurred or paid in connection with the offering of the Offered Certificates; (iv) costs of preparing, printing and mailing as many copies of the Registration Statement, the Preliminary Prospectus and/or Final Prospectus and related exhibits as the Underwriter may deem necessary, including all amendments and supplements of the Registration Statement; (v) the amount of any attorney’s fees and expenses (except those charged by Underwriter’s or Selected Dealer’s counsel)

incurred or paid by the Company in connection with the offering of the Offered Certificates; (vi) the amount of the fees and charges of any transfer agents, registrars, trustees, securities administrators, escrow agents, depositories, engineers, appraisers, or other professional or technical experts; (vii) the cost of authorizing, preparing, and printing certificates for securities and other documents relating thereto, including any taxes and stamps; (viii) the amount of all Company-agreed printing, advertising, traveling expenses, and expenses in connection with meetings and presentations for informational or promotional purposes (e.g., “road show”); and (ix) the performance by the Company of its other obligations under this Agreement. To date, the Company has paid the Underwriter $[     ] toward the non-accountable allowance. The Underwriter shall pay its own costs and expenses except as otherwise provided in this Agreement. Anything to the contrary herein notwithstanding, the Company shall not be responsible for the payment of any of the fees of the Underwriter in qualifying the Underwriter as a registered broker-dealer in any state that it is not presently registered in. Furthermore, the Underwriter agrees to reduce the aggregate fees it is entitled to hereunder or its expense account allowance to the extent that any fees paid to [     ] or allowance advanced thereto are designated by FINRA as chargeable to this Offering as underwriting compensation and/or are not otherwise returned to the Company.]

EXHIBIT A
Underwriter’s Information:
          [     ]

EXHIBIT B-1
A legend in substantially the following form must appear on each Free Writing Prospectus:
The issuer has filed or will file with the SEC a registration statement (including a base prospectus and any prospectus supplement) and any related issuer free-writing prospectus with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation by calling 1-800-221-1037.
     The following additional legends must appear on any final term sheet (including each version thereof), any amendment thereof or supplement thereto:
This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.
     The following additional legends must appear on each Free Writing Prospectus that includes Derived Information:
For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

EXHIBIT B-2
     The following additional legend, or a similar legend to the following effect, may appear on any Free Writing Prospectus disseminated prior to the time of contract of sale, if reflective of the understanding between the Underwriter and the investor:
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials. To indicate your interest in purchasing the class you must affirmatively communicate to us your desire to do so within ___ days after receipt of the revised offering materials, but in no event later than the business day before the date the securities are issued.
     The following additional legend may appear on any Free Writing Prospectus disseminated prior to time of contract of sale:
This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.
     The following additional legend may appear on any Free Writing Prospectus that includes Derived Information:
The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you in order to make your investment decision.

EXHIBIT B-3
     No legend to the following effect, whether or not expressed in different language, may be included in any Free Writing Prospectus:
     Any statement that the free writing prospectus will be superseded by the final prospectus.
     Any disclaimer of responsibility or liability for, or any disclaimer of the accuracy or completeness of, the content of the free writing prospectus that would not be appropriate for a prospectus or registration statement. [For example, a disclaimer by any party of the accuracy of information for which that party has statutory liability would not be appropriate. However, factual statements regarding the role of any party in preparing, providing, approving or verifying any information may be made.]
     Any statement requiring investors to read, or acknowledge they have read, any disclaimers or legends, the base prospectus or the registration statement.
     Language stating that the free writing prospectus is not a prospectus or an offer to sell (other than such a statement as to jurisdictions in which such offer or sale is not permitted).
     Any statement that the free writing prospectus is privileged or confidential, or that its use is otherwise restricted.
     Any statement that the free writing prospectus does not contain all material information, or that it will be supplemented by the final prospectus.
     Any statement that the free writing prospectus is subject to change without notice.
     Any statement that the investment decision should be based on, or may only be made based on, the final prospectus or any other information that is delivered only after the time of the contract for sale of the securities.

EXHIBIT C
Additional Issuer Information